UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 25, 2003

FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	33-64304	81-0331430

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street, Billings, MT

(Address of principal executive offices)

(406) 255-5390

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events and Regulation FD Disclosure.

On March 25, 2003, First Interstate BancSystem, Inc. announced it would redeem the 8.625% capital trust preferred securities (“Trust Preferred Securities”) issued by its subsidiary, FIB Capital Trust, effective April 25, 2003. The redemption price is equal to the $25.00 liquidation amount of each security plus all accrued and unpaid distributions up to the redemption date. The Company has $40 million of Trust Preferred Securities outstanding as of March 25, 2003.

Wilmington Trust Company, property trustee of the Trust Preferred Securities, will notify holders of the redemption of these securities.

Item 7.	Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2003

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ THOMAS W. SCOTT Thomas W. Scott Chief Executive Officer